Exhibit 99.1

Mohawk Group Announces Entry Into Agreement to Acquire Truweo, a Leading Online Health & Wellness Brand

Truweo’s Trailing Twelve Month Revenue and Operating Income as of July 31, 2020 was $14.0M and $6.5M, Respectively

Company Increases 2020 Net Revenue Outlook and Furthers Execution of M&A Strategy

Conference Call to be Held Monday, August 24, 2020 at 11:00am ET

NEW YORK, August 24, 2020 – Mohawk Group Holdings, Inc. (NASDAQ: MWK) (“Mohawk” or the “Company”) today announced that it has entered into a definitive agreement to purchase the assets of Truweo, a leading ecommerce brand in the health and personal wellness category. The Company will pay approximately $16.4 million (approximately $13.9 million in cash at closing and approximately $2.5 million in the form of an unsecured promissory note), which reflects an approximately 2.5x multiple on Truweo’s trailing twelve month (“TTM”) operating income measured as of July 31, 2020. Truweo’s TTM revenue and operating income, ending as of July 31, 2020, were approximately $14.0 million and $6.5 million, respectively.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “We are excited at the prospect of adding Truweo to our growing portfolio of brands. A vast ecosystem of small e-commerce sellers has emerged over the last five years and it includes many more great companies like Truweo. This transaction marks an acceleration of our M&A strategy. We believe that our investments in our proprietary technology platform will put us in a unique position to acquire many more high quality accretive businesses in the coming years. Our team’s expertise, the economies of scale of our supply chain and the automation driven by our platform create significant operating leverage and efficiency when integrating companies, like Truweo, once acquired. It’s important to note that despite the evident talent the Truweo team has demonstrated in creating the brand, this acquisition is an asset deal and we will not add any employees from Truweo to our staff or have any of Truweo’s fixed costs after the completion of the acquisition. We are continuing to execute on our vision of building the consumer product platform of the future and expect to see further exciting growth through launching more products under our brands and through the acquisition of additional brands.”

The acquisition is contingent upon obtaining certain required third party approvals and the satisfaction of customary conditions, and is expected to close on or about August 26, 2020.

Increased 2020 Outlook

For full year 2020, contingent upon the completion of the acquisition, the Company expects net revenue to be in the range of $175.0 million to $185.0 million, up from $170.0 million to $180.0 million, reflecting the addition of Truweo. After the completion of the acquisition, the Company continues to expect to generate positive Adjusted EBITDA on a quarterly basis as well as on a full year basis for 2020.

The most directly comparable GAAP financial measure for Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending September 30, 2020 and December 31, 2020, and for the twelve months ending December 31, 2020, due primarily to quarterly interest expense, net and stock-based compensation expense.

The historical revenue and operating income of Truweo are subject to the completion of the Company’s standard procedures for the preparation and completion of its financial statements and the review of the Company’s financial statements by the Company’s independent registered public accounting firm.

Conference Call Details

Management will host a conference call on Monday August 24, 2020 at 11:00 a.m. ET to discuss the proposed    acquisition. Investors and analysts interested in participating in the call are invited to dial (877) 295-1077 (domestic) or (470) 495-9485 (international) and provide the conference ID: 1658596. The conference call will also be available to interested parties through a live webcast at https://ir.mohawkgp.com.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc. and subsidiaries (“Mohawk”) is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominantly operates through online retail channels such as Amazon and Walmart. Mohawk has six owned and operated brands: hOmeLabs, Vremi, Xtava, RIF6, Holonix Health, and Aussie Health Co. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding the completion of our proposed acquisition of Truweo, the receipt of certain required third party approvals and the satisfaction of customary closing conditions for the acquisition, the acceleration of our M&A strategy, the potential acquisition of additional businesses in the future, our ability to create significant operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform, our expectations regarding future growth through the launch of products under our brands and the acquisition of additional brands, our expected 2020 net revenue, including any expected impact that the Truweo acquisition may have thereon, and the statements about our expected Adjusted EBITDA and net loss for the third and fourth quarters of 2020 and full year 2020.These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the proposed acquisition of Truweo, including the receipt of certain required third party approvals and the satisfaction of customary closing conditions; those related to our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19 including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky, Mohawk Group

ilya@mohawkgp.com

917-905-1699